UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004 (October 12, 2004)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of principal executive offices)

(972) 931-9237

(Registrant's telephone number, including area code)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, reports that on October 12, 2004, it received completed franchise documents from Creekside Trail, Inc, a Wisconsin corporation doing business as Hudson's Classic Grill De Pere, for the right to operate a Hudson's Grill restaurant at 1632 Mid Valley Road, De Pere, Wisconsin. Peter Palm of Ironwood, Michigan, will be the principal individual involved in the management of the franchise. He has fifteen years of restaurant experience, and this will be his sixth restaurant to own and manage. The Company anticipates that the new franchise will open sometime in the first quarter of 2005. The new franchisee paid a franchise fee of $35,000 for the rights to open and operate the Hudson's Grill.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1. Press Release dated October 20, 2004, regarding the signing of a franchise agreement with Creekside Trail, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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